Exhibit 99.1

CONTACT:

Jill Smith Director, Corporate Communications 240.449.1250 jsmith@panacos.com	Peyton Marshall Executive Vice President & CFO 617.926.1551 pmarshall@panacos.com

Panacos to Present at BioCentury Future Leaders Conference

Watertown, MA (March 23, 2006) – Panacos Pharmaceuticals, Inc. (Nasdaq: PANC), a biotechnology company dedicated to developing the next generation of antiviral therapeutic products, will present at the BioCentury Future Leaders Conference to be held at Millennium Broadway Hotel & Conference Center in New York, NY on March 30, 2006. Dr. Samuel Ackerman, Panacos’ President and CEO, will give a corporate overview and clinical update at 2:00 p.m. EST.

A link to the webcast of Panacos’ presentation will be available for 30 days on the Company’s web site at www.panacos.com.

About Panacos

Panacos is developing the next generation of anti-infective products through discovery and development of small molecule oral drugs for the treatment of HIV and other major human viral diseases. Panacos’ lead candidate, PA-457, is the first in a new class of oral HIV therapeutics under development called maturation inhibitors, discovered by Panacos scientists and their academic collaborators. By targeting a novel step in the virus life cycle, maturation inhibitors are designed to have potent activity against a broad range of HIV, including strains that are resistant to existing classes of drugs. Drug resistance is the most pressing problem in HIV therapy and the leading cause of treatment failure. Panacos’ proprietary discovery technologies focus on novel targets in the virus life cycle, including virus maturation and virus fusion.

Except for the historical information contained herein, statements made herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks as set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

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